Exhibit 99.1

Investor and Media Contact:

Emily Faucette

Genomic Health

650-569-2824

investors@genomichealth.com

Genomic Health Announces Second Quarter 2018 Financial Results

and Reports Recent Business Progress

Reported Record Revenue of $95.6M and Delivered 14 Percent Growth

on a Pre-606 Adjusted Revenue Basis

Delivered $8.3M Profit on a GAAP Basis and $9.4M Profit on a Non-GAAP Basis

12th Consecutive Quarter of Improved Non-GAAP Profitability

REDWOOD CITY, Calif., August 2, 2018 -- Genomic Health, Inc. (NASDAQ: GHDX) today reported financial results and business progress for the quarter ended June 30, 2018.

“We delivered record results in the first half of 2018, including 14 percent growth in revenue and an $8.3 million profit in the second quarter, driven by successful execution across our entire business, enhanced operational efficiency and greater leverage, strong reimbursement for the Oncotype DX Breast Recurrence Score test including the benefit from PAMA, and increased private payor reimbursement for the Genomic Prostate Score test,” said Kim Popovits, chairman of the board, chief executive officer and president of Genomic Health. “With increasing reimbursement in our U.S. urology business and the global impact of the recently published landmark TAILORx results, we are on track to deliver double-digit revenue growth and full year profitability.”

Pre-606 Adjusted Product Revenue

Effective January 1, 2018, the company adopted the new ASC 606 accounting standard for revenue, using the modified retrospective method, which applies the new standard prospectively and does not impact prior years’ financial statements. Since the as-reported 2017 quarterly and annual financial statements will not be restated to reflect the new accounting standard, the company has provided a supplemental financial schedule in the non-GAAP tables at the end of this press release, reflecting an estimate of revenue as if the new standard had been applied to the historical 2017 product revenue portion of revenue as of January 1, 2017, referred to herein as “pre-606 adjusted revenue.”

Second Quarter and Six Months Ended June 30, 2018, Financial Results

Total revenue was $95.6 million in the second quarter of 2018, compared with pre-606 adjusted revenue of $83.8 million for the second quarter of 2017, an increase of 14 percent, and an increase of 13 percent on a non-GAAP constant currency basis. Reported revenue was $85.5 million in the second quarter of 2017.

U.S. product revenue was $81.4 million in the second quarter of 2018, compared with pre-606 adjusted revenue of $71.0 million for the second quarter of 2017, an increase of 15 percent. U.S. product reported revenue was

$72.4 million in the second quarter of 2017. U.S. invasive breast revenue from Oncotype DX Breast Recurrence Score® tests was $72.5 million in the second quarter of 2018, compared with U.S. invasive breast pre-606 adjusted revenue of $64.2 million for the second quarter of 2017, an increase of 13 percent. U.S. invasive breast revenue was $65.6 million in the second quarter of 2017. U.S. prostate test revenue from Oncotype DX® Genomic Prostate Score™ (GPS™) tests was $6.7 million in the second quarter of 2018, compared with $4.1 million in the second quarter of 2017, an increase of 63 percent.

International product revenue was $14.2 million in the second quarter of 2018, compared with pre-606 adjusted revenue of $12.8 million for the second quarter of 2017, an increase of 11 percent, and a 6 percent increase on a non-GAAP constant currency basis. International product reported revenue was $13.1 million in the second quarter of 2017.

Net income was $8.3 million, or $0.23 per share on a basic and diluted basis, in the second quarter of 2018, an improvement of $11.0 million, compared with a net loss of $2.7 million, or $0.08 per share on a basic and diluted basis, in the second quarter of 2017. Operating income was $7.1 million in the second quarter of 2018, an improvement of $10.2 million, compared with an operating loss of $3.1 million in the second quarter of 2017.

On a non-GAAP basis, net income was $9.4 million in the second quarter of 2018, compared with a $2.7 million non-GAAP net loss in the second quarter of 2017. Non-GAAP operating income was $9.4 million in the second quarter of 2018, compared with a non-GAAP operating loss of $3.1 million in the second quarter of 2017.

More than 33,590 Oncotype™ test results were delivered in the second quarter of 2018, an increase of 6 percent, compared with more than 31,550 test results delivered in the same period in 2017. Oncotype DX Breast Recurrence Score tests delivered in the U.S. grew 4 percent in the second quarter of 2018, compared with the same period in 2017. Oncotype DX GPS tests delivered in the U.S. grew 32 percent in the second quarter of 2018, compared with the same period in 2017. The number of international tests delivered in the second quarter of 2018 was consistent with the same period in 2017 and represented approximately 23 percent of total test volume in the quarter.

Total revenue for the six months ended June 30, 2018, was $188.2 million, compared with pre-606 adjusted revenue of $166.1 million for the same period in 2017, an increase of 13 percent, with a similar increase of 13 percent on a non-GAAP constant currency basis. Reported revenue was $169.5 million for the six months ended June 30, 2017.

International product revenue was $27.9 million for the six months ended June 30, 2018, compared with pre-606 adjusted revenue of $25.9 million for the six months ended June 30, 2017, an increase of 8 percent, and a 4 percent increase on a non-GAAP constant currency basis. International product reported revenue was $26.5 million for the six months ended June 30, 2017.

Net income was $4.5 million for the six months ended June 30, 2018, an improvement of $8.0 million, compared with a net loss of $3.5 million for the six months ended June 30, 2017. Operating income increased to $2.7 million for the six months ended June 30, 2018, an improvement of $8.7 million, compared with an operating loss of $6.0 million for the six months ended June 30, 2017.

Non-GAAP net income was $14.0 million for the first six months ended June 30, 2018, compared with a $5.5 million non-GAAP net loss for the six months ended June 30, 2017. Non-GAAP operating income was $13.6 million for the first six months ended June 30, 2018, compared with a non-GAAP operating loss of $6.0 million for the same period in 2017.

Cash and cash equivalents and short-term marketable securities at June 30, 2018 were $152.9 million, which included the fair value of the company’s investment in marketable equity securities of $3.7 million, compared with $129.6 million at December 31, 2017, which included the fair value of the company’s investment in marketable securities of $3.5 million.

2018 Financial Outlook

The company is confirming guidance for the full year ending December 31, 2018 under ASC 606 revenue recognition standards:

	Low	High
Revenue(1)	$ 366	$ 382
Revenue Growth(2)	10%	15%

Net Income (GAAP) (1)	$ 0	$ 5
GAAP Basic EPS (3)	$ 0.00	$ 0.14

Net Income (Non-GAAP) (1) (4)	$ 14	$ 20
Non-GAAP Basic EPS (3)	$ 0.39	$ 0.56

(1)    In millions.

(2)   The outlook for 10% to 15% revenue growth in 2018 represents management's estimates for 2018 versus 2017 reported revenues adjusted to reflect the impact of ASC 606 revenue recognition rules, which were effective January 1, 2018. Under the new rules, the company will report most uncollectible balances as a reduction in net revenues; historically, certain uncollectible amounts were classified as bad debt expense and were approximately 2.5% of revenue and classified within selling, general and administrative expenses. The company does not expect ASC 606 to impact net income or EPS.

(3)   Based on 36 million estimated shares outstanding.

(4)   Non-GAAP net income excludes charges for personnel reductions and asset write-offs associated with product cessation, and clinical and commercial development milestone payments.

Recent Business Highlights

•

Results from the landmark ECOG-ACRIN Cancer Research Group TAILORx study were published in The New England Journal of Medicine and presented in the Plenary Session at the American Society of Clinical Oncology (ASCO) Annual Meeting. Results demonstrated that the Oncotype DX Breast Recurrence Score test identified 70 percent of early-stage breast cancer patients who receive no benefit from chemotherapy and can be effectively treated with endocrine therapy alone. Additionally, the trial established that chemotherapy may provide life-saving benefit to 30 percent of patients.

•

Following the TAILORx study publication, the U.K.’s National Institute for Health and Care Excellence (NICE) confirmed that it has requested that the External Assessment Group (EAG) review the results before finalizing its updated guidance on tumor profiling tests, and the German Federal Joint Committee (G-BA) commissioned the Institute for Quality and Efficiency in Health Care (IQWiG) to evaluate the new evidence before making a final coverage decision in Germany.

•

Established public coverage with the province of New Brunswick for the use of the Oncotype DX Breast Recurrence Score test in early-stage breast cancer patients with node-negative disease, increasing the total number of covered lives in Canada to more than 35 million. With this decision, all 10 provinces in Canada now cover the test.

•

Multiple private insurers, including a top five national payor, established new coverage for the Oncotype DX GPS test, bringing the total number of U.S. covered lives to more than 92 million, including Medicare.

•

Results from two studies demonstrating the positive impact of the Oncotype DX GPS test on risk assessment for better treatment decisions in clinically low-risk prostate cancer patients in real-world practice were presented at the 2018 American Urological Association (AUA) Annual Meeting.

•

JAMA Oncology published a study that demonstrated that the Oncotype DX AR-V7 Nucleus Detect™ test can identify patients with metastatic castration-resistant prostate cancer (mCRPC) who may live longer if they switch from targeted androgen receptor-signaling inhibitor (ARSi) therapy, such as enzalutamide and abiraterone, to taxane-based chemotherapy.

•	The company discontinued its early-stage development of the IsoPSA assay and terminated its milestone-based licensing agreement with Cleveland Diagnostics.

Non-GAAP Disclosure

The company makes reference in this press release to "non-GAAP operating income (loss)," which excludes 2018 expenses resulting from the restructuring charges for the cessation of the Oncotype SEQ ® Liquid Select™ test product development and commercialization activities in the first quarter of 2018, the expenses for a milestone payment to Biocartis N.V., and the cessation of its collaboration with Cleveland Diagnostics in the second quarter of 2018. Additionally, the company references “non-GAAP net income (loss),” which also excludes fair value adjustments related to its collaborations with Biocartis, Epic Sciences and Cleveland Diagnostics in the first and second quarters of 2018, and the gain on sale of marketable equity securities in the first quarter of 2017. The company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the company's ongoing operating performance while improving comparability to prior periods, and, as such, may provide investors with an enhanced understanding of the company's past financial performance and prospects for the future. The company also considers the impact of foreign currency exchange rates on its global business as described in the constant currency table accompanying this press release. The company's management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income (loss) from operations or net income (loss) information prepared in accordance with GAAP. An explanation and reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this press release.

Conference Call Details
To access the live conference call today, August 2, at 4:30 p.m. Eastern Time via phone, please dial (877) 303-7208 from the United States and Canada, or +1 (224) 357-2389 internationally. The conference call ID is 2089377. Please dial in approximately ten minutes prior to the start of the call. To access the live and subsequently archived webcast of the conference call, go to the Investor Relations section of the company’s website at http://investor.genomichealth.com.  Please connect to the website at least 15 minutes prior to the presentation to allow for any software download that may be necessary.

About Genomic Health
Genomic Health, Inc. (NASDAQ: GHDX) is the world's leading provider of genomic-based diagnostic tests that help optimize cancer care, including addressing the overtreatment of the disease, one of the greatest issues in healthcare today. With its Oncotype IQ® Genomic Intelligence Platform, the company is applying its world-class scientific and commercial expertise and infrastructure to lead the translation of clinical and genomic big data into actionable results for treatment planning throughout the cancer patient journey, from diagnosis to treatment selection and monitoring. The Oncotype IQ portfolio of genomic tests and services currently consists of the company's flagship line of Oncotype DX® gene expression tests that have been used to guide treatment decisions for more than 900,000 cancer patients worldwide. Genomic Health is expanding its test portfolio to include additional liquid- and tissue-based tests, including the recently launched Oncotype DX® AR-V7 Nucleus Detect™ test. The company is based in Redwood City, California, with international headquarters in Geneva, Switzerland. For more information, please visit www.GenomicHealth.com and follow the company on Twitter: @GenomicHealth, Facebook, YouTube and LinkedIn.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company's beliefs regarding its future performance, including guidance, the company’s beliefs regarding its revenue growth for the remainder of 2018 and the drivers of growth; the commercial performance of its tests; the favorable impact of TAILORx results on revenue in 2018; the attributes and focus of the company's product pipeline; the ability of any potential tests the company may develop to optimize cancer treatment; the ability of the company to develop and commercialize and collaborate with third parties to commercialize additional tests in the future; the ability of the company to increase worldwide access through the development of in vitro diagnostic tests; expectations regarding additional public and private reimbursement coverage for our tests worldwide and the ability of additional coverage to result in additional revenue; and the company’s methodology for calculating financial performance under the new ASC 606 accounting standard as compared against prior periods under the previously applicable ASC 605 accounting standard. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the risk that the company may not achieve expected revenue growth for the remainder of 2018; the risks and uncertainties associated with the regulation of the company's tests; the results of clinical studies and their impact on reimbursement and adoption; the applicability of clinical study results to actual outcomes; the company's ability to develop and commercialize new tests and expand into new markets domestically and internationally; the commercial success of any collaborations entered into by the company; the risk that the company may not obtain or maintain sufficient levels of reimbursement, domestically or abroad, for its existing tests and any future tests it may develop; the risks of competition; unanticipated costs or delays in research and development efforts; the company's ability to obtain capital when needed and the other risks set forth in the company's filings with the Securities and Exchange Commission, including the risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. These forward-looking statements speak only as of the date hereof. Genomic Health disclaims any obligation to update these forward-looking statements.

NOTE: The Genomic Health logo, Oncotype, Oncotype DX, Breast Recurrence Score, DCIS Score, Oncotype SEQ, Liquid Select, Genomic Prostate Score, GPS, Oncotype DX AR-V7 Nucleus Detect, and Oncotype IQ are trademarks or registered trademarks of Genomic Health, Inc. All other trademarks and service marks are the property of their respective owners.

GENOMIC HEALTH, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
REVENUES:
Product revenues - United States	$81,440	$72,409	160,307	$142,998
Product revenues - Outside of the United States	14,179	13,078	27,937	26,469
Total revenues	95,619	85,487	188,244	169,467

OPERATING EXPENSES (1):
Cost of product revenues	14,383	13,798	33,116	27,471
Research and development	15,312	15,781	32,119	30,655
Selling and marketing	40,337	40,656	82,092	82,163
General and administrative	18,487	18,395	38,205	35,146
Total operating expenses	88,519	88,630	185,532	175,435

Income (loss) from operations	7,100	(3,143)	2,712	(5,968)

Interest income	400	206	817	364
Unrealized gain on investments, net	1,283	—	1,410	—
Gain on sales of marketable securities	—	—	—	2,807
Other income (expense), net	(248)	357	61	452
Income (loss) before income taxes	8,535	(2,580)	5,000	(2,345)
Income tax expense	218	159	458	1,200
Net income (loss)	$8,317	$(2,739)	$4,542	$(3,545)
Basic net income (loss) per share	$0.23	$(0.08)	$0.13	$(0.10)
Diluted net income (loss) per share	$0.23	$(0.08)	$0.12	$(0.10)
Shares used in computing basic net income (loss) per share	35,544	34,428	35,372	34,219
Shares used in computing diluted net income (loss) per share.	36,716	34,428	36,360	34,219

(1)

Included in operating expenses for the three months ended June 30,  2018 were non-cash charges of $8.3 million, including $5.2 million of stock-based compensation expense and $3.1 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2017 of $8.2 million, including $5.2 million of stock-based compensation expense and $3.0 million of depreciation and amortization expenses.

(2)

Included in operating expenses for the six months ended June 30, 2018 were non-cash charges of $16.5 million, including $10.3 million of stock-based compensation expense and $6.2 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2017 of $15.7 million, including $10.3 million of stock-based compensation expense and $5.4 million of depreciation and amortization expenses.

GENOMIC HEALTH, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	As of	As of
	June 30,	December 31,
	2018	2017
	(Unaudited)	(1)

Cash and cash equivalents	$53,847	$45,518
Short-term marketable securities (2)	99,098	84,057
Accounts receivable, net	48,982	31,161
Prepaid expenses and other current assets	13,449	13,524
Total current assets	215,376	174,260

Property and equipment, net	40,054	46,440
Other assets	13,586	10,917
Total assets	$269,016	$231,617

Accounts payable	$5,192	$156
Accrued expenses and other current liabilities	34,795	39,360
Other liabilities	3,826	3,810
Stockholders’ equity	225,203	188,291
Total liabilities and stockholders’ equity	$269,016	$231,617

(1)

The condensed consolidated balance sheet at December 31, 2017, has been derived from the audited consolidated financial statements at that date included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)

Included in short-term marketable securities as of June 30, 2018 and December 31, 2017 is $3.7 million and $3.5 million, respectively, of corporate equity securities, representing the company’s investment in Biocartis N.V.

GENOMIC HEALTH, INC.

GAAP to Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$7,100	$(3,143)	$2,712	$(5,968)
Cost of product revenues – cessation of Oncotype SEQ	(57)	—	3,519	—
Research and development – cessation of Oncotype SEQ	(23)	—	3,039	—
Selling and marketing – cessation of Oncotype SEQ	69	—	1,064	—
General and administrative – cessation of Oncotype SEQ	—	—	909	—
Research and development – milestone payment Biocartis	990	—	990	—
Research and development – Cleveland Diagnostics cancellation of collaboration agreement	1,329	—	1,329	—
Non-GAAP income (loss) from operations	$9,408	$(3,143)	$13,562	$(5,968)

Net income (loss) reconciliation:
GAAP net income (loss)	$8,317	$(2,739)	$4,542	$(3,545)
Cost of product revenues – cessation of Oncotype SEQ	(57)	—	3,519	—
Research and development – cessation of Oncotype SEQ	(23)	—	3,039	—
Selling and marketing – cessation of Oncotype SEQ	69	—	1,064	—
General and administrative – cessation of Oncotype SEQ	—	—	909	—
Research and development – milestone payment Biocartis	990	—	990	—
Research and development – Cleveland Diagnostics cancellation of collaboration agreement	1,329	—	1,329	—
Other income – Biocartis - change in fair value	(112)	—	(239)	—
Other income – Epic Sciences - revaluation of investment	(1,171)	—	(1,171)
Other income – Cleveland Diagnostics - note discount accretion	62	—	—	—
Non-recurring gain on sale of marketable securities	—	—	—	(2,807)
Reduced income tax expense from the sale of marketable securities	—	—		821
Non-GAAP net income (loss)	$9,404	$(2,739)	$13,982	$(5,531)

GENOMIC HEALTH, INC.

Non-GAAP Constant Currency Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Constant currency reconciliations:
International Revenue:
International revenue (1)	$14,179	$12,816	$27,937	$25,940
Currency exchange adjustments (2)	(613)	—	(1,089)	—
Non-GAAP International revenue	$13,566	$12,816	$26,848	$25,940
Period over period constant currency increase	750		908
Period over period constant currency increase percentage	6%		4%

Total Revenue:
Total revenue (1)	$95,619	$83,782	$188,244	$166,088
Currency exchange adjustments (2)	(613)	—	(1,089)	—
Non-GAAP total revenue	$95,006	$83,782	$187,155	$166,088
Period over period constant currency increase	11,224		21,067
Period over period constant currency increase percentage	13%		13%

_________________

(1)

For the three and six months ended June 30, 2018, International revenue and total revenue is based on GAAP under ASC 606 and for the three and six months ended June 30, 2017, International revenue and total revenue is based on the Pre-606 Adjusted revenue on the following table.

(2)

Constant currency is a non-GAAP measure that is calculated by comparing the company’s quarterly average foreign exchange rates for the three months ended March 31, 2018 and 2017. The constant currency disclosures take current local currency revenue and translate it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the company’s results or business.

GENOMIC HEALTH, INC.

Non-GAAP Supplemental Financial Information (1)

(In thousands)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2017	2017
U.S. Product revenue, under ASC 605:
Invasive breast test revenue	$65,629	$130,467
Prostate test revenue	4,124	7,439
All other test revenue	2,656	5,092
Total U.S. product revenue	72,409	142,998
Adjustment related to new ASC 606 accounting standard:
Invasive breast test revenue	1,432	2,838
Prostate test revenue	—	—
All other test revenue	—	—
Total ASC 606 adjustment to U.S. product revenue	1,432	2,838
Pre-606 Adjusted U.S. Product revenue, net of adjustments:
Invasive breast test revenue	64,197	127,629
Prostate test revenue	4,124	7,439
All other test revenue	2,656	5,091
Total Pre-606 Adjusted U.S. product revenue	$70,977	$140,160

International product revenue, under ASC 605:
Invasive breast test revenue	$12,888	$26,108
Prostate test revenue	30	65
All other test revenue	160	296
Total International product revenue	13,078	26,469
Adjustment related to new ASC 606 accounting standard:
Invasive breast test revenue	273	541
Prostate test revenue	—	—
All other test revenue	—	—
Total ASC 606 adjustment to International product revenue	273	541
Pre-606 Adjusted International product revenue, net of adjustments:
Invasive breast test revenue	12,615	25,567
Prostate test revenue	30	65
All other test revenue	160	296
Total Pre-606 Adjusted International product revenue	$12,805	$25,928

Total Product Revenue, under ASC 605:
Invasive breast test revenue	$78,517	$156,575
Prostate test revenue	4,154	7,504
All other test revenue	2,816	5,388
Total product revenue	85,487	169,467
Adjustment related to new ASC 606 accounting standard:
Invasive breast test revenue	1,705	3,379
Prostate test revenue	—	—
All other test revenue	—	—
Total ASC 606 adjustment to total product revenue	1,705	3,379
Pre-606 Adjusted Total product revenue, net of adjustments:
Invasive breast test revenue	76,812	153,196
Prostate test revenue	4,154	7,504
All other test revenue	2,816	5,388
Total Pre-606 Adjusted total product revenue	$83,782	$166,088

GENOMIC HEALTH, INC.

Non-GAAP Supplemental Financial Information (1)

(In thousands)

(Unaudited)

(1)

Effective January 1, 2018, the company adopted new accounting guidance ASC Topic 606 (“ASC 606”), related to revenue from contracts with customers, using a modified retrospective method. Since the 2017 annual and quarterly financial statements will not be restated to reflect ASC 606, the company is providing this supplemental schedule to present 2017 revenue reflecting an estimate as if ASC 606 had been applied effective January 1, 2017. This Pre-606 adjusted revenue information is intended to provide investors with a basis for considering the potential directional impact the adoption of ASC 606 might have on the company’s financial information that will be reported in 2018. The Pre-606 adjusted revenue information is provided only for illustrative purposes and does not constitute a restatement of the company’s historical financial statements previously filed with the SEC, which should be considered by investors in their entirety as filed.

GHDX-F

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